EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Doug Farrell

Vice President of Investor Relations

408-731-5285

AFFYMETRIX REPORTS FIRST QUARTER 2005 RESULTS

Company Reports 26% Growth in Array Revenue and Reiterates Full-Year Revenue Targets

Santa Clara, Calif. – April 21, 2005 – Affymetrix, Inc., (Nasdaq: AFFX) today reported its results for the first quarter of 2005.  The Company reported net income of $16.2 million, or $0.24 per diluted share in the first quarter of 2005, as compared to a net loss of $1.8 million or $0.03 per diluted share in the first quarter of 2004.

Total revenue for the quarter was $88.6 million, of which $2.2 million was related to the sale of products to Perlegen Sciences, Inc., compared to total revenue of $78.6 million in the first quarter of 2004, of which $1.6 million was related to the sale of products to Perlegen.

Product and product related revenue increased to $84.9 million for the first quarter of 2005, compared to $74.6 million in the same period in 2004.  First quarter product sales included GeneChip® array revenue of $47.7 million, reagent revenue of $9.9 million, and instrument revenue of $15.9 million.  Affymetrix shipped approximately 50 GeneChip Systems in the quarter, increasing the cumulative systems shipped to more than 1,225.

Royalties and other revenue were $1.6 million for the first quarter of 2005 compared to $2.4 million in the first quarter of 2004.

Total operating costs and expenses were $69.8 million for the first quarter of 2005 compared to $70.8 million in the first quarter of 2004.

Cost of product and product related revenue was $21.8 million in the first quarter of 2005 compared to $23.6 million in the same period of 2004.  Product and product related gross margin was 74.3 percent in the first quarter of 2005 compared to 68.4 percent in the first quarter of 2004.

Research and development expenses were $17.1 million during the first quarter of 2005 compared to $17.3 million in the first quarter of 2004.

Selling, general and administrative expenses were $29.6 million for the first quarter of 2005 compared to $28.3 million in the first quarter of 2004.

Quarterly Highlights

•                  The National Cancer Institute and Affymetrix published new insights into the structure and function of the human genome in the journal Science. Researchers scanned 10 chromosomes at high resolution using next-generation, pre-commercial Affymetrix technology.

•                  Affymetrix launched the GeneChip® Mapping 500K Array Early Access program for genome-wide association studies.

•                  To investigate the genetic origins of atherosclerosis, Harvard University Medical School-Partners Healthcare for Genetics and Genomics have adopted the GeneChip Mapping 500K Arrays for their studies.

•                  In a first-phase study of multiple sclerosis, Serono Genetics Institute identified 80 candidate genes utilizing the Affymetrix Mapping 100K SNP Arrays. In an expanded follow-up study, they will use Affymetrix Mapping 500K Arrays.

•                  The GeneChip System® 3000Dx, the first microarray-based in vitro diagnostics platform, was commercially launched in the United States. Since its introduction in 2004, Affymetrix has shipped over 60 GeneChip 3000Dx systems to its diagnostic partners and clinical laboratories.

•                  bioMerieux, a Powered by Affymetrix™ partner, will develop and market in vitro diagnostics for breast cancer on the Affymetrix platform.

•                  In a major initiative to study cancer and develop new diagnostic tests, Institut Curie and Affymetrix launched a translational medicine program.

•                  To accelerate the translation of basic research into clinical practice, Affymetrix and the Karolinska Institutet initiated a strategic alliance which will initially include genetic analyses and measurement of gene expression in patients with atherosclerosis, breast cancer, rheumatoid arthritis, asthma and dyslexia.

Financial Outlook

For fiscal year 2005, the Company reiterates its guidance of product and product related revenue of approximately $390 million and raises guidance for net income per diluted share from $1.12 to approximately $1.16.

For the second quarter of 2005 the Company expects product and product related revenue of approximately $83 million, total revenue of around $87 million, and net income per diluted share of $0.16.

Affymetrix’ management team will host a conference call on April 21st at 2:00 p.m. PT to review its operating results for the first quarter of 2005 and to provide financial guidance for the second quarter and full-year 2005.  A live webcast of the conference call can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (800) 884-5695, international: (617) 786-2960.  The passcode for both is 25840962.

A replay of the conference call will be available until 5:00 p.m. PT on April 28, 2005 at the following numbers: domestic: (888) 286-8010, international:  (617) 801-6888; passcode for both: 77047580.  An archived webcast of the conference call will be available under the Investor Relations section of the Company’s website at www.affymetrix.com.

About Affymetrix

Affymetrix scientists invented the world’s first high-density microarray in 1989 and began selling the first commercial microarray in 1994.  Since then, Affymetrix GeneChip® technology has become the industry standard in molecular biology research. Affymetrix technology is used by the world’s top pharmaceutical, diagnostic and biotechnology companies as well as leading academic, government and not-for-profit research institutes.  More than 1,200 systems have been shipped around the world and nearly 3,000 peer-reviewed papers have been published using the technology.  Affymetrix’ patented photolithographic manufacturing process provides the most information capacity available today on an array, enabling researchers to use a whole-genome approach to analyze the relationship between genetics and health.  Affymetrix is headquartered in Santa Clara, Calif., with manufacturing facilities in Sacramento, Calif., and Bedford, Mass.  The company maintains important sales and marketing operations in Europe and Asia and has about 900 employees worldwide.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies,” or the like.  Such statements, including Affymetrix’ financial outlook for 2005, are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to, risks of the Company’s ability to achieve and sustain higher levels of revenue, higher gross margins, reduced operating expenses, market acceptance, personnel retention, global economic conditions, the fluctuations in overall capital spending in the academic and biotechnology sectors, changes in government funding policies, unpredictable fluctuations in quarterly revenues, uncertainties related to cost and pricing of Affymetrix products, dependence on collaborative partners, uncertainties relating to sole source suppliers, uncertainties relating to FDA, and other regulatory approvals, risks relating to intellectual property of others and the uncertainties of patent protection and litigation.  These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2004 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods.  Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

NOTE:

Affymetrix, the Affymetrix logo, Powered by Affymetrix, and GeneChip are trademarks owned or used by Affymetrix, Inc.

— Financial Charts to Follow —

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31, 2005	December 31, 2004
		(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$62,950	$42,595
Available-for-sale securities	191,480	163,120
Accounts receivable	68,908	89,441
Accounts receivable from Perlegen Sciences	4,624	3,964
Inventories	19,849	17,997
Prepaid expenses and other current assets	5,854	5,833
Total current assets	353,665	322,950
Property and equipment, net	65,414	64,179
Acquired technology rights, net	62,905	64,334
Goodwill	18,601	18,601
Notes receivable from employees	1,935	1,900
Other assets	28,759	27,807
	$531,279	$499,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$49,646	$62,963
Deferred revenue — current portion	37,292	33,776
Total current liabilities	86,938	96,739
Deferred revenue — long-term portion	25,942	29,463
Other long-term liabilities	4,310	4,382
Convertible notes	120,000	120,000
Stockholders’ equity:
Common stock	630	616
Additional paid-in capital	434,893	407,258
Deferred stock compensation	(4,265)	(4,265)
Accumulated other comprehensive loss	(2,336)	(3,371)
Accumulated deficit	(134,833)	(151,051)
Total stockholders’ equity	294,089	249,187
	$531,279	$499,771

Note 1:          The condensed consolidated balance sheet at December 31, 2004 has been derived from the audited consolidated financial statements at that date included in the Company’s Form 10-K for the fiscal year ended December 31, 2004.

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended March 31,
	2005	2004
Revenue:
Product sales	$73,551	$61,091
Product related revenue	11,317	13,522
Total product and product related revenue	84,868	74,613
Royalties and other revenue	1,560	2,371
Revenue from Perlegen Sciences	2,187	1,649
Total revenue	88,615	78,633

Costs and expenses:
Cost of product sales	19,279	20,732
Cost of product related revenue	2,505	2,856
Cost of revenue from Perlegen Sciences	1,242	1,371
Research and development	17,090	17,296
Selling, general and administrative	29,597	28,269
Stock-based compensation	83	324
Total costs and expenses	69,796	70,848
Income from operations	18,819	7,785
Interest income and other, net	714	1,075
Interest expense	(427)	(9,834)

Income (loss) before income taxes	19,106	(974)
Income tax provision	(2,888)	(859)
Net income (loss)	$16,218	$(1,833)

Basic net income (loss) per share	$0.26	$(0.03)
Diluted net income (loss) per share	$0.24	$(0.03)

Shares used in computing basic net income (loss) per share	62,351	59,903
Shares used in computing diluted net income (loss) per share	69,081	59,903